EXHIBIT 10




                               WHITMAN CORPORATION
                                  Amendment to
                              Stock Incentive Plan

                               September 20, 1996


Pursuant to authorization of the Board of Directors of Whitman Corporation (the "Company") for the purposes of complying with Rule 16b-3 under the Securities Exchange Act of 1934, as amended effective August 15, 1996, the Company's Stock Incentive Plan, as heretofore amended (the "Plan"), is hereby amended as hereinbelow set forth.

1. Paragraph 1(b) of the Plan shall read as follows:

      "(b) 'Committee' shall mean two or more members of the Board of Directors, each of whom shall be a 'Non-Employee Director' within the meaning of Rule 16b-3 under the Exchange Act, and who are selected by the Board of Directors as provided in Paragraph 4."

2. The first sentence of Paragraph 4 of the Plan shall read as follows:

      "The members of the Committee shall be selected by the Board of Directors to administer the Plan."

3. The last sentence of Paragraph 11(B) of the Plan shall be deleted.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed on its behalf by a duly authorized officer and its corporate seal to be affixed and attested as of the date first above written.

                                               WHITMAN CORPORATION


                                           By: /s/ William B. Moore
                                                  William B. Moore
                                                  Vice President



(Corporate Seal)

Attest:


/s/ Olga Iszczuk
Olga Iszczuk
Assistant Secretary